UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006 (September 27, 2006)

Eagle Bulk Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with a presentation by senior management of Eagle Bulk Shipping Inc. (the ‘‘Company’’) at an investor conference to be held on September 27, 2006, the Company is disclosing certain information (the ‘‘Conference Information’’). On September 22, 2006, the Company issued a press release publicly announcing that such conference would be held on September 27, 2006 at 8:15 a.m. E.D.T. and that during such conference the Company's Chairman and Chief Executive Officer, Sophocles N. Zoullas and its Chief Financial Officer, Alan Ginsberg, would present information regarding the Company. The press release also announced that access to the investor conference would simultaneously be available to the public via a live webcast in the Investor Relations section of Eagle Bulk's website at www.eagleships.com and at http:/www.wsw.com/webcast/jeff13/egle.

Statements made in the Conference Information which are not historical are forward-looking statements that reflect management's current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical fact. Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. See ‘‘Forward Looking Statements’’ in the Conference Information.

A copy of the Conference Information is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	99.1	Conference Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
By: /s/ Sophocles N. Zoullas
Name: Sophocles N. Zoullas Title: Chief Executive Officer

Date: September 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Conference Information